Exhibit 10.36

PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE
UNDER THE
GATES INDUSTRIAL CORPORATION PLC
2018 OMNIBUS INCENTIVE PLAN
Gates Industrial Corporation plc (the “Company”), pursuant to its 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), hereby grants to the Participant set forth below the “Maximum Number of Restricted Stock Units” set forth below. The Restricted Stock Units are subject to all of the terms and conditions as set forth herein, in the Performance-Based Restricted Stock Unit Agreement (attached hereto), the Vesting Schedule attached hereto as Exhibit A, and in the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

Participant:	[Insert Participant Name]

Date of Grant:	[Insert Date of Grant]

Performance Period:	The three-year period commencing on [Insert Performance Period State Date] and ending on [Insert Performance Period End Date].
Target Number of Restricted Stock

Units:	[Insert Target No. of Restricted Stock Units Granted]
Maximum Number of Restricted

Stock Units:	[Insert Maximum No. of Restricted Stock Units at Maximum Level of Performance][1]

Vesting Schedule:	The Restricted Stock Units shall vest at such times and in such amounts as set forth in Exhibit A of the Performance-Based Restricted Stock Unit Agreement.

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1 Note: The Maximum Number of Restricted Stock Units will equal 200% of the target award.

GATES INDUSTRIAL CORPORATION PLC

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By: Jamey S. Seely
Title: Executive Vice President, General Counsel & Corporate Secretary

[Signature Page to Performance-Based Restricted Stock Award]

THE UNDERSIGNED PARTICIPANT ACKNOWLEDGES RECEIPT OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN, AND, AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK UNITS HEREUNDER, AGREES TO BE BOUND BY THE TERMS OF THIS PERFORMANCE-BASED RESTRICTED STOCK UNIT GRANT NOTICE, THE PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT AND THE PLAN.
PARTICIPANT2

________________________________

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2 To the extent that the Company has established, either itself or through a third-party plan administrator, the ability to accept this award electronically, such acceptance shall constitute the Participant's signature hereto.

[Signature Page to Performance-Based Restricted Stock Award]

PERFORMANCE-BASED RESTRICTED STOCK UNIT AGREEMENT
UNDER THE
GATES INDUSTRIAL CORPORATION PLC
2018 OMNIBUS INCENTIVE PLAN
Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) delivered to the Participant (as defined in the Grant Notice), and subject to the terms of this Performance-Based Restricted Stock Unit Agreement (this “Performance-Based Restricted Stock Unit Agreement”) and the Gates Industrial Corporation plc 2018 Omnibus Incentive Plan, as it may be amended and restated from time to time (the “Plan”), Gates Industrial Corporation plc (the “Company”) and the Participant agree as follows. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan.
1. Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein and in the Plan, the Company hereby grants to the Participant the number of Restricted Stock Units equal to the “Maximum Number of Restricted Stock Units” provided in the Grant Notice (with each Restricted Stock Unit representing an unfunded, unsecured right to receive one Ordinary Share). The Company reserves all rights with respect to the granting of additional Restricted Stock Units hereunder and makes no implied promise to grant additional Restricted Stock Units.
2. Vesting. Subject to the conditions contained herein and in the Plan, the Restricted Stock Units shall vest and the restrictions on such Restricted Stock Units shall lapse as provided in Exhibit A, attached hereto. With respect to any Restricted Stock Unit, the period of time that such Restricted Stock Unit remains subject to vesting shall be its Restricted Period.
3. Settlement of Restricted Stock Units The Company will procure delivery to the Participant as soon as reasonably practicable (and, in any event, within two and one-half months) following the applicable vesting date, either one Ordinary Share or the cash value of one Ordinary Share for each Restricted Stock Unit (as adjusted under the Plan, as applicable, and subject to Section 8 below) which becomes vested hereunder and such vested Restricted Stock Unit shall be cancelled upon such delivery. Notwithstanding anything in this Restricted Stock Unit Agreement to the contrary, the Company shall have no obligation to issue or transfer any Ordinary Shares as contemplated by this Restricted Stock Unit Agreement unless and until such issuance or transfer complies with all relevant provisions of law and the requirements of any stock exchange on which the Ordinary Shares are listed for trading. Such compliance shall include the requirement for the Participant to pay the par value of each Ordinary Share for each Restricted Stock Unit which has become vested hereunder.
4. Treatment of Restricted Stock Units Upon Termination. Unless otherwise provided in Exhibit A, attached hereto, the provisions of Section 9(c)(ii) of the Plan are incorporated herein by reference and made a part hereof.
5. Participant. Whenever the word “Participant” is used in any provision of this Performance-Based Restricted Stock Unit Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators, or the person or persons to whom the Restricted Stock Units may be transferred by will or by the laws of descent and distribution, the word “Participant” shall be deemed to include such person or persons.
6. Non-Transferability. The Restricted Stock Units may not be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by the Participant, unless such transfer is by will, by the laws of descent and distribution or other applicable law, or specifically required pursuant to a domestic relations order, and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any other member of the Company Group; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer, or encumbrance.

7. Rights as Shareholder; Dividend Equivalents. The Participant or a permitted transferee in accordance with Section 13(b) of the Plan shall have no rights as a shareholder with respect to any Ordinary Share underlying a Restricted Stock Unit (including no rights with respect to voting or to receive dividends or dividend equivalents) unless and until the Participant shall have become the holder of record or the beneficial owner of such Ordinary Share, and no adjustment shall be made for dividends or distributions or other rights in respect of such Ordinary Share for which the record date is prior to the date upon which the Participant shall become the holder of record or the beneficial owner thereof. The Restricted Stock Units shall be entitled to be credited with dividend equivalent payments upon the payment by the Company of dividends on Ordinary Shares. Such dividend equivalents will be provided in Ordinary Shares having a Fair Market Value on the date that the Restricted Stock Units are settled equal to the amount of such applicable dividends, and shall be payable at the same time as the Restricted Stock Units are settled in accordance with Section 3 above. In the event that any Restricted Stock Unit is forfeited by its terms, the Participant shall have no right to dividend equivalent payments in respect of such forfeited Restricted Stock Units.
8. Tax Withholding. The provisions of Section 13(d) of the Plan are incorporated herein by reference and made a part hereof.
9. Notice. Every notice or other communication relating to this Performance-Based Restricted Stock Unit Agreement between the Company and the Participant shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided that, unless and until some other address be so designated, all notices or communications by the Participant to the Company shall be mailed or delivered to the Company at its principal executive office, to the attention of the Company’s General Counsel, and all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the Participant at the Participant’s last known address, as reflected in the Company’s records. Notwithstanding the above, all notices and communications between the Participant and any third-party plan administrator shall be mailed, delivered, transmitted or sent in accordance with the procedures established by such third-party plan administrator and communicated to the Participant from time to time.
10. No Right to Continued Service. This Performance-Based Restricted Stock Unit Agreement does not confer upon the Participant any right to continue as an employee or service provider to the Service Provider.
11. Binding Effect. This Performance-Based Restricted Stock Unit Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.
12. Waiver and Amendments. Except as otherwise set forth in Section 12 of the Plan, any waiver, alteration, amendment or modification of any of the terms of this Performance-Based Restricted Stock Unit Agreement shall be valid only if made in writing and signed by the parties hereto; provided, however, that any such waiver, alteration, amendment or modification is consented to on the Company’s behalf by the Committee. No waiver by either of the parties hereto of their rights hereunder shall be deemed to constitute a waiver with respect to any subsequent occurrences or transactions hereunder unless such waiver specifically states that it is to be construed as a continuing waiver.
13. Governing Law/Venue. This Performance-Based Restricted Stock Unit Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado, without regard to the principles of conflicts of law thereof. Notwithstanding anything contained in this Performance-Based Restricted Stock Unit Agreement, the Grant Notice or the Plan to the contrary, if any suit or claim is instituted by the Participant or the Company relating to this Performance-Based Restricted Stock Unit Agreement, the Grant Notice or the Plan, the Participant hereby submits to the exclusive jurisdiction of and venue in the courts of Colorado.
14. Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Performance-Based Restricted Stock Unit Agreement (including the Grant Notice), the Plan shall govern and control.

Exhibit A

1.	Normal Vesting of Restricted Stock Units.
(a)The Total Earned Amount of the Restricted Stock Units, if any, for the Performance Period shall be determined as follows: 50% shall be based on relative TSR and 50% shall be based on relative achievement of Adjusted ROIC, as set forth in Sections 2 and 3 of this Exhibit A.
(b)Subject to Section 2 of this Exhibit A, provided the Participant has not undergone a Termination on or prior to the last day of the Performance Period, a number of Restricted Stock Units equal to the Total Earned Amount (as calculated below) shall vest and the restrictions on such Restricted Stock Units shall lapse on the date on which the Committee certifies the achievement of the applicable performance targets set forth herein (the “Regular Vesting Date”). Any remaining Restricted Stock Units that do not vest in accordance with the preceding sentence shall immediately be forfeited by the Participant and the Participant shall transfer such shares of unvested Restricted Stock to such person (including but not limited to the Trustee) as the Company shall direct for no consideration therefor on the Regular Vesting Date.
(c)Notwithstanding anything in Section 9(c)(ii) of the Plan to the contrary, in the event that the Participant undergoes a Termination as a result of such Participant’s death or Disability prior to the Regular Vesting Date, such Participant shall vest in a number of Restricted Stock Units equal to (i) a fraction, the numerator of which equals the number of elapsed calendar days from the first day of the Performance Period through the date of such Participant’s Termination, and the denominator of which equals the total number of calendar days during the Performance Period, multiplied by (ii) the Total Earned Amount, determined on the Regular Vesting Date. Any remaining shares of unvested Restricted Stock that do not vest in accordance with the preceding sentence shall immediately be forfeited by the Participant and the Participant shall transfer such shares of unvested Restricted Stock to such person (including but not limited to the Trustee) as the Company shall direct for no consideration therefor on the Regular Vesting Date.

2.	Calculating Relative TSR and Adjusted ROIC.
(a)Following the last day of the Performance Period, the Committee shall determine relative TSR in its sole discretion and no Restricted Stock Units shall vest, and the restrictions on such Restricted Stock Units shall not lapse, until the Committee determines such relative TSR performance, pursuant to Section 1(b) of this Exhibit A. Relative TSR shall be calculated and the relative comparison, expressed in terms of relative percentile ranking, shall be applied to all of the companies in the S&P 400 Capital Goods Industry Index at the start of the performance period; provided, that (i) only companies in the S&P 400 Capital Goods Industry Index that are publicly traded throughout the entire Performance Period shall be included for purposes of calculating relative TSR and (ii) companies in the S&P 400 Capital Goods Industry Index that are in reorganization under Chapter 11 of the Bankruptcy Code at any time during the Performance Period shall be deemed to be at the bottom of the S&P 400 Capital Goods Industry Index for purposes of calculating relative TSR. If the S&P 400 Capital Goods Industry Index is not in existence at the end of the Performance Period, the Committee will construct a new peer group based on the companies that were last in that index. For purposes of calculating relative TSR, the Company’s TSR performance shall be expressed as a percentage (rounded to the nearest whole percentage), in the value per Ordinary Share during the Performance Period due to the appreciation or depreciation in the price per Ordinary Share.
(b)Following the last day of the Performance Period, the Committee shall determine the Company’s Adjusted ROIC in its sole discretion and no Restricted Stock Units shall vest, and the restrictions on such Restricted Stock Units shall not lapse, until the Committee certifies such relative Adjusted ROIC performance, pursuant to Section 1(b) of this Exhibit A.
3.Calculating Total Earned Amount. The resulting value of the Restricted Stock Units that shall vest, subject to Sections 1(b) and 2 of this Exhibit A based on actual performance of the Company during the Performance Period, as calculated by the tables set forth below in this Section 3 shall be hereinafter referred to as the “Total Earned Amount.”

(a)The total number of Restricted Stock Units that shall vest based on the achievement of relative TSR performance levels shall equal the product of (i) 50% multiplied by (ii) the Target Number of Restricted Stock Units multiplied by (iii) the Applicable Percentage, as determined in the below table, and rounded down to the nearest whole share:

Performance Level	Relative TSR Position	Applicable Percentage
Threshold	25th percentile	50%
Target	50th percentile	100%
Maximum	75th percentile	200%
(a)Performance between the relative TSR positions is interpolated on a straight-line basis and performance rank is rounded to the nearest whole percentile.
(b)Notwithstanding anything to the contrary herein, in the event the Company’s TSR for the Performance Period is negative, then the Applicable Percentage with respect to relative TSR shall not exceed 100%.
(c)The total number of Restricted Stock Units that shall vest based on the achievement of relative Adjusted ROIC levels shall equal the product of (i) 50% multiplied by (ii) the Target Number of Restricted Stock Units multiplied by (iii) the Applicable Percentage, as determined in the below table, and rounded down to the nearest whole share:

Performance Level	Adjusted ROIC	Applicable Percentage
Threshold	15.0%	0%
Target	20.0%	100%
Maximum	25.0%	200%
(a)Performance between the Adjusted ROIC performance levels is interpolated on a straight-line basis.

4.	Treatment of Restricted Stock Units Upon a Change in Control.
(a)Notwithstanding Section 1 of this Exhibit A, in the event of a Change in Control during the Participant’s employment and prior to the completion of the Performance Period, the number of Restricted Stock Units that shall equal the Total Earned Amount, as determined on the date of such Change in Control by the Committee in its sole discretion, shall be calculated as follows:
(i)the relative TSR as measured through the date of the Change in Control based on the closing price of an Ordinary Share of the Company on the last trading day immediately prior to the Change in Control (or, in the event the Company’s Ordinary Shares are not publicly traded immediately prior to the Change in Control, based on the value of an Ordinary Share of the Company as determined by the Committee based on the actual or implied price paid in the Change in Control) relative to the performance criteria set forth in this Exhibit A; and
(ii)the Adjusted ROIC measured through the most recently completed fiscal quarter relative to the performance criteria set forth in this Exhibit A;
provided, however, that if a Change in Control occurs within the first six months of a Performance Period, the Total Earned Amount shall equal the Target Number of Restricted Stock Units.

The number of Restricted Stock Units equal to the Total Earned Amount in accordance with the foregoing (the “CIC Earned Restricted Shares”) shall not be prorated based on the number of completed calendar days in the Performance Period. Any Restricted Stock Units that become CIC Earned Restricted Shares shall become vested as to 50% of such CIC Earned Restricted Shares as of the date of the Change in Control, and as to the remaining 50% of the CIC Earned Restricted Shares on the first anniversary of the date of such Change in Control; provided, however, that if Participant undergoes a Termination by the Service Recipient without Cause before such first anniversary, Participant shall fully vest in such remaining 50% immediately prior to Termination.
(a)Notwithstanding the foregoing, in the event of a Change in Control during the Participant’s employment and prior to the completion of the Performance Period, the Participant shall fully vest in such Participant’s Target Number of Restricted Stock Units if the Restricted Stock Units are not continued, converted, assumed, or replaced by the Company, a member of the Company Group or a successor entity thereto.

5.	Definitions.
(a)“Adjusted EBITDA” will be as reported in Gates’ external filings with the U.S. Securities and Exchange Commission.
(b)“Adjusted ROIC” shall equal (Adjusted EBITDA-depreciation and amortization3) x (1 – 25% tax rate)) divided by (total assets4 – non-restricted cash – accounts payable – goodwill and other intangible assets that arose from the acquisition of Gates by Blackstone in 2014).
(c)“Applicable Percentage” shall mean the “Applicable Percentage” specified with respect to the “Threshold,” “Target” and “Maximum” levels for each Performance Metric, or to the extent that the Company’s actual performance falls between two levels set forth on the tables above, straight-line interpolation (and rounded to the nearest whole percentage point) shall apply between such numbers. In the event that the Company’s actual performance does not meet the “Threshold” requirements for a Performance Metric in the tables above, no award shall be earned with respect to such Performance Metric. In the event that the Company’s performance exceeds the “Maximum” for a Performance Metric, such Performance Metric shall be capped at the “Maximum” amount.
(d)“Beginning Share Price” with respect to any Performance Period shall mean the 20-day trailing average closing price of an Ordinary Share of the Company as of (but excluding) the beginning of a Performance Period (subject to adjustment in accordance with Section 11 of the Plan). All closing prices shall be the principal stock exchange or quotation system closing prices on the date in question.
(e)“Ending Share Price” with respect to any Performance Period shall mean the 20-day trailing average closing price of an Ordinary Share of the Company through (and including) the last day of a Performance Period (plus the value of any dividends declared on any share of such Ordinary Share during the Performance Period, assuming such dividends are reinvested in Ordinary Shares on their respective ex-dividend dates). All closing prices shall be the principal stock exchange or quotation system closing prices on the date in question.
(f)“TSR,” or total shareholder return, shall mean the quotient of (i)(A) Ending Share Price minus (B) Beginning Share Price divided by (ii) Beginning Share Price, in each case with such adjustments as are necessary in the judgment of the Committee to equitably calculate TSR in light of any stock splits, reverse stock splits, stock dividends, and other extraordinary transactions or other changes in the capital structure of the Company.
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3 Depreciation and amortization deduction excludes the amortization of intangible assets arising from the acquisition of Gates by Blackstone in 2014.
4 Total assets excludes both income tax receivable and deferred income tax assets.